Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated November 6, 2024)	Registration Statement No. 333-282898

Lunai Bioworks Inc.

Up to $11,702,826 of Common Stock

We have entered into an ATM Sales Agreement (the “Sales Agreement”) with Dawson James Securities, Inc. (“Dawson James”) relating to shares of our common stock, par value $0.0001 per share, (the “Common Stock”) offered by this prospectus supplement and the accompanying prospectus, filed as part of our registration statement on Form S-3 (File No. 333-282898). In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $11,702,826 from time to time through Dawson James, acting as our sales agent.

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”) or any other existing trading market in the United States for our Common Stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Dawson James as principal, in privately negotiated transactions, in block trades and/or in any other method permitted by law. Dawson James is not required to sell any specific amount of Common Stock but will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations, subject to the terms of the Sales Agreement, on mutually agreed terms between Dawson James and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. See the section entitled “Plan of Distribution” for additional information.

The compensation to Dawson James for sales of Common Stock sold pursuant to the Sales Agreement will be 3.0% of the gross proceeds of any shares of Common Stock sold under the Sales Agreement. In connection with the sale of the Common Stock on our behalf, Dawson James will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Dawson James will be deemed to be underwriting commission or discount. We have also agreed to provide indemnification and contribution to Dawson James with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This offering pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the earlier of (a) the sale of our Common Stock pursuant to this prospectus supplement and the accompanying prospectus having an aggregate sales price of $11,702,826, or (b) the termination by us or Dawson James of the Sales Agreement pursuant to its terms. See the section entitled “Plan of Distribution” for additional information regarding Dawson James’compensation.

We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company disclosure standards for this prospectus supplement and future filings. See the section entitled “Prospectus Summary—Implications of Being a Smaller Reporting Company” for additional information.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Common Stock held by non-affiliates is $35,108,479.50, based on 23,405,653 shares of outstanding Common Stock held by non-affiliates as of December 1, 2025 and a price per share of $1.50, the closing price of our Common Stock as reported on Nasdaq on November 19, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we offer to sell, pursuant to the registration statement of which this prospectus supplement forms a part, securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75 million. During the prior 12-calendar-month period that ends on, and includes, the date of this prospectus supplement, we have offered no securities pursuant to General Instruction I.B.6 of Form S-3. As a result, as of the date of this prospectus, we are eligible to sell up to $11,702,826.50 of shares of our Common Stock under this prospectus, pursuant to General Instruction I.B.6 of Form S-3.

Our Common Stock is listed on the Nasdaq under the symbol “LNAI”. On December 1, 2025, the last reported sale price of our Common Stock on Nasdaq was $1.31 per share.

Unless otherwise indicated, the number of our shares of Common Stock presented in this prospectus supplement is adjusted to reflect the Reverse Stock Split that was implemented on September 29, 2025. See the section entitled “Prospectus Supplement Summary—Reverse Stock Split” for more information.

Investing in our Common Stock involves a high degree of risk. See the “Risk Factors“ section beginning on page S-7 of this prospectus supplement and page 5 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Dawson James Securities, Inc.

This prospectus supplement is dated December 2, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement.

This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospective supplement for any sale of securities.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

This prospectus supplement is part of a registration statement that we originally filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process on October 30, 2024 and declared effective by the SEC on November 6, 2024. Under the shelf registration process, from time to time, we may offer and sell any of the securities described in the accompanying prospectus separately or together with other securities described therein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor Dawson James has authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering.

We are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our Common Stock.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, all references to “us,” “our,” “we,” the “Company” and similar designations refer to Lunai Bioworks Inc. and its consolidated subsidiaries. Our logo, trademarks and service marks are the property of Lunai Bioworks Inc. and its consolidated subsidiaries. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections included or incorporated by reference herein entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Readers are cautioned that known and unknown risks, uncertainties and other factors, including those over which we may have no control and others listed in the “Risk Factors” section of this prospectus supplement, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

These forward-looking statements involve numerous risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and other sections included or incorporated by reference in this prospectus supplement. You should thoroughly read this prospectus supplement and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in or incorporated by reference in this prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement and the documents we have filed as exhibits to the registration statement, of which this prospectus supplement forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the consolidated financial statements and other information incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. If you invest in our Common Stock, you are assuming a high degree of risk. See the “Risk Factors” section of this prospectus supplement beginning on page S-7, the risk factors contained in our Annual Report on Form 10-K for the year ended June 30, 2025, each of our Quarterly Reports on Form 10-Q, and in our other subsequent filings with the SEC.

About Lunai Bioworks Inc.

The Company was incorporated on January 18, 2011 under the laws of the State of Delaware.

Lunai Bioworks Inc. operates through two subsidiaries, Renovaro Biosciences, Inc. (“Renovaro Biosciences”) and Biosymetrics, Inc. (“Biosymetrics”).

Renovaro Biosciences

Renovaro Biosciences is a biotechnology company intending, subject to completion of necessary capital raising, to develop advanced allogeneic cell and gene therapies to promote stronger immune system responses potentially for long-term or life-long cancer remission in some of the deadliest cancers, and potentially to treat or cure serious infectious diseases such as Human Immunodeficiency Virus (HIV) infections.

Allogeneic Cell Therapy

The strategic benefit of the allogeneic cell therapy technologies is to potentially allow for the manufacture of large, “off-the-shelf” banks of therapeutic cells that are readily available on demand by healthcare professionals, to potentially decrease the time between diagnosis and treatment.

In certain treatments (e.g., HIV and cancer), cells taken from healthy donors are engineered to introduce signaling molecules that are designed to enhance the ability of specific immune cells to recognize diseased cells, and to help recruit other cells that will destroy cancer or virus infected cells.

Gene Therapy

Renovaro Biosciences may also seek to explore various approaches for gene therapy design elements to potentially eliminate virus-infected or cancer cells by the modulation of patient’s immune system. Upon injecting into the patients, these genetically engineered allogeneic cells have little to no risk of passing those modifications to the patient since they are terminally differentiated with locked functionality to activate the host immune system. Gene modified allogeneic cells are expected to be rejected naturally once they activate the patient’s immune system therefore will have a very short survival time.

BioSymetrics Overview

BioSymetrics is a biomedical artificial intelligence company focused on integrating multimodal data sources, including genomics, imaging, electronic health records, and other real-world evidence, to advance biomarker discovery, therapeutic development, and precision medicine. BioSymetrics has developed proprietary machine learning pipelines that harmonize and analyze complex, heterogeneous datasets to uncover clinically actionable insights. These insights are designed to support pharmaceutical research, early disease detection, and personalized treatment strategies.

BioSymetrics collaborates with pharmaceutical companies, healthcare providers, and academic institutions to co-develop analytical tools and translational research programs. Application areas of the BioSymetrics platform include: (i) multi-omics integration for target identification and validation; (ii) predictive modeling of therapeutic efficacy and safety; (iii) clinical trial optimization, including patient stratification and response monitoring; and (iv) experimental screening of gene and small molecule effects for the purpose of identifying novel drug targets and therapeutics.

The key to the BioSymetrics approach is Contingent AI. In Contingent AI, any “settable” parameter for data processing, data integration, or feature selection is permuted and the corresponding effects on the downstream predictive model measured. This process is similar in nature to hyperparameter tuning in machine learning, however instead of optimizing only the machine learning model, the entire data science pipeline (including model selection) is subject to optimization. We have applied this method extensively in drug discovery, producing marked improvements in experiment interpretation and lead generation.

Recent Developments

Name Change

On August 18, 2025, the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to change its corporate name from “Renovaro Inc.” to “Lunai Bioworks Inc.” (the “Name Change”). The Name Change became effective on August 20, 2025. The Company changed its name to signify its focus on the development and validation of its AI-driven cancer diagnostics platform.

Exchange of Secured Promissory Notes

On July 7, 2025, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with certain accredited investors (the “Investors”), all of whom were existing shareholders of the Company. Pursuant to the Exchange Agreement, the Investors agreed to exchange an aggregate of $9.7 million in outstanding secured promissory notes (the “Secured Notes”) for $16.1 million in new convertible promissory notes (the “Convertible Notes”), representing a 65% premium to the principal and interest amount of the Secured Notes. The Convertible Notes had a maturity date of July 31, 2025 and did not bear any interest. The exchange was completed to restructure the Company’s debt obligations and provide additional flexibility to support strategic initiatives.

Immediately following the issuance of the Convertible Notes on July 7, 2025, the Investors elected to convert the entire $16.1 million principle amount into an aggregate of 53.6 million shares of common stock (the “Conversion Shares”), based on the stated $0.30 per share conversion price. The $0.30 per share conversion price of the Convertible Notes represented a premium to the closing price of the Company’s common stock on July 7, 2025, the date of execution and conversion. As a result of the foregoing transactions, the Company (i) eliminated $9.7 million of secured indebtedness, (ii) issued $16.1 million in Convertible Notes to the same holders, and (iii) issued 53.6 million shares of common stock upon full conversion of such Convertible Notes. The transactions did not involve any cash proceeds to the Company.

Acquisition of Biosymetrics, Inc.

On April 8, 2025, Lunai completed the acquisition of Biosymetrics, Inc., a Delaware corporation (“Biosymetrics”), an artificial intelligence (AI)-driven drug discovery and biomarker identification company, by merger of Renovaro Acquisition Sub, a Delaware corporation and wholly owned subsidiary of the Company with Biosymetrics, with Biosymetrics as the surviving corporation and a wholly owned subsidiary of Lunai. The Company issued 15.0 million shares of our Common Stock to the former stockholders of Biosymetrics in accordance with the terms of the merger agreement. Pursuant to the acquisition, the Company gained access to BioSymetrics’ proprietary Elion platform, a cutting-edge AI and machine learning engine that uncovers complex biological relationships to accelerate the discovery of diagnostics and therapeutics. BioSymetrics’ Phenograph provides a translational engine that maps human clinical signals to prioritized therapeutic targets and is designed to expedite and improve target and biomarker identification and enable patient stratification and drug repurposing. BioSymetrics’ advanced AI in vivo modeling and machine vision systems enable high throughput phenotypic screening, leveraging AI-powered analysis to detect subtle biological responses with unprecedented accuracy. By integrating Elion into Lunai’s workflow, the combined entity aims to streamline the translation of biomarker insights into accelerated discovery timelines, enhancing precision in target identification and improving overall research efficiency, ultimately enabling faster and more effective drug discovery and therapeutic development.

Reverse Stock Split

We filed with the Delaware Secretary of State a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”) which became effective at 12:01 a.m. on September 29, 2025 (the “Effective Time”) to effect a one-for-ten (1:10) reverse stock split (the “Reverse Stock Split”) of the shares of our Common Stock. The Reverse Stock Split was approved by our stockholders at a special meeting of the stockholders onAugust 15, 2025.

As a result of the Reverse Stock Split, every ten (10) shares of issued and outstanding Common Stock were automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split, and any fractional share resulting frm the Reverse Stock Split was rounded up to the next whole number. The shares of Common Stock underlying the outstanding stock options and warrants were similarly adjusted along with corresponding adjustments to their exercise prices. The Reverse Stock Split also proportionally reduced the total number of outstanding shares of Common Stock from 231,780,434 shares to 23,178,096 shares.

Nasdaq Listing Status

Nasdaq Minimum Bid Price Requirement

On September 12, 2024, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for the prior 30 consecutive business days the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (Bid Price Rule). The deficiency letter did not result in the immediate delisting of the Company’s common stock from Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, until March 11, 2025, to regain compliance with the Bid Price Rule.

On April 14, 2025, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for the prior 30 consecutive business days the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (Bid Price Rule). The deficiency letter did not result in the immediate delisting of the Company’s common stock from Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, until October 13, 2025, to regain compliance with the Bid Price Rule.

On October 15, 2025, Lunai Bioworks (the “Company”) received a Notice from the NASDAQ Stock Market that the Company has regained compliance with Listing Rule 5550(a)(2). On April 14, 2025, the NASDAQ staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous thirty (30) consecutive business days as required by the Listing Rules of the NASDAQ Stock Market. Since then, the staff of NASDAQ has determined that for the last eleven (11) consecutive business days from September 30, 2025 to October 14, 2025, the closing bid price of the Company’s common stock has been at $1.00 per share or greater.

Failure to Hold Annual Meeting

On July 7, 2025, the Company received a written notice from Nasdaq notifying the Company that it is no longer in compliance with Nasdaq Listing Rule 5620(a), which requires that listed companies hold an annual meeting of shareholders no later than one year after the end of their fiscal year. Pursuant to Nasdaq Listing Rule 5810(c)(2)(G), the Company had 45 calendar days from the date of the Notice to submit a plan to regain compliance. The Company submitted a compliance plan and on August 5, 2025, the Company received written confirmation from Nasdaq that it had accepted the Company’s plan to regain compliance and granted an extension until October 31, 2025, for the Company to hold its annual meeting of shareholders. The Company held its annual meeting of its shareholders prior to October 31, 2025. On November 4, 2025, Nasdaq notified the Company that it had determined that the Company was in compliance with Rule 5620(a) and the matter is closed.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

Our principal offices are located at 3400 Cottage Way, Suite G2 #32562, Sacramento, CA 95825, and our telephone number is (424) 222-9301. Our website address is www.lunaibioworks.com; the reference to such website address does not constitute incorporation by reference of the information contained on the website and such information should not be considered part of this prospectus.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. Unless otherwise indicated, all information contained in this prospectus supplement reflects the Reverse Stock Split.

Common Stock offered by us:	Shares of Common Stock having an aggregate offering amount of up to $11,702,826.

Common Stock to be outstanding after the offering	32,364,108 shares, assuming the issuance of 8,933,455 shares in this offering at an assumed offering price of $1.31 per share, which was the last reported sale price of our Common Stock on Nasdaq on December 1, 2025. The actual number of shares issued will vary depending on how many shares of our Common Stock we choose to sell and the prices at which such sales occur.

Plan of Distribution	Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on Nasdaq, on any other existing trading market for the common stock in the United States. Dawson James is not required to sell any certain number of shares or dollar amount of our Common Stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the sales agreement. See section titled “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds from these sales for general corporate purposes, including working capital, operating expenses, and capital expenditures. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk Factors	An investment in our securities is highly speculative and subject to substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq Capital Market symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “LNAI.”

The number of shares of our Common Stock to be outstanding immediately after this offering is based on 23,430,653 shares of Common Stock as of December 1, 2025, which excludes:

●	267,695 shares of Common Stock issuable in connection with the acquisition of Renovaro Cube as contingent consideration;

●	626,983 shares of Common Stock issuable upon the exercise of warrants at a weighted average exercise prices of $9.09 per share;

●	242,482 shares of Common Stock issuable upon the exercise of options at a weighted average exercise price of $7.37 per share.

Unless otherwise indicated, all information in this prospectus reflects the Reverse Stock Split and assumes no issuance of the outstanding contingent consideration described above.

RISK FACTORS

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement, in the accompanying prospectus, in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K, and all amendments thereto, for the year ended June 30, 2025, each of our Quarterly Reports on Form 10-Q, and in our other subsequent filings with the SEC. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance. The occurrence of any of these risks might cause you to lose all or part of your investment in the Common Stock.

Risks Related to This Offering

You may experience immediate and substantial dilution as a result of this offering. You may also experience future dilution as a result of future equity offerings.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Our historical net tangible book value as of September 30, 2025 was $(19.2) million, or approximately $(0.83) per share of our Common Stock. Assuming that an aggregate amount of $11,702,826 of our Common Stock is sold at an assumed offering price of $1.31 per share, the last reported sale price of our Common Stock on Nasdaq on December 1, 2025, our as adjusted net tangible book value as of September 30, 2025 would have been ($7.49) million, or approximately ($0.23) per share of our Common Stock. This represents an immediate increase in net tangible book value of $0.59 per share of our Common Stock to new investors in this offering, representing the difference between the assumed offering price in this offering and our as adjusted net tangible book value as of September 30, 2025. Furthermore, if outstanding options or warrants are exercised, outstanding restricted stock units vest or securities that are convertible or exercisable into Common Stock are converted or exercised, you could experience further dilution.

In addition, we have a significant number of stock options and warrants outstanding, and, in order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. In the event that the outstanding options or warrants are exercised or settled, or that we make additional issuances of Common Stock or other convertible or exchangeable securities, you could experience additional dilution. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of Common Stock in this offering. The price per share at which we sell additional shares of our Common Stock or securities convertible or exercisable into Common Stock in future transactions, may be higher or lower than the price per share you pay in this offering. As a result, purchasers of the shares we sell in this offering, as well as our existing stockholders, will experience significant dilution if we sell at prices significantly below the price at which they invested. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participated in this offering.

The market price of our Common Stock has been volatile and may continue to be volatile due to numerous circumstances beyond our control, and stockholders could lose all or part of their investment.

The market price of our Common Stock has been and may continue to be highly volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including, without limitation:

●	future announcements about us, our collaborators, or competitors, including the results of testing, technological innovations, or new products and services;

●	the level of expenses related to any of our product candidates or clinical development programs;

●	additions or departures of key personnel;

●	operating results that fall below expectations;

●	announcements by us relating to any strategic relationship;

●	sales, or the perception that future sales may occur, of equity securities or issuance of debt;

●	generic economic, industry and market conditions;

●	changes in state, provincial, or federal regulations affecting us and our industry;

●	market conditions in the pharmaceutical and biotechnology sectors;

●	the continued large fluctuations in major stock market indexes which causes investors to sell our Common Stock;

●	economic, political, and other external factors; and

●	period-to-period fluctuations in our financial results.

In addition, the stock market in general, and the markets for biotechnology, pharmaceutical and technology stocks in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the issuer. During the 12-month period ended December 1, 2025, our Common Stock has traded as high as $19.05 per share and as low as $0.83 per share.

These broad market fluctuations may adversely affect the trading price of our Common Stock. These and other external factors have caused and may continue to cause the market price and demand for our Common Stock to fluctuate, which may limit or prevent investors from readily selling their shares of Common Stock and may otherwise negatively affect the liquidity of our Common Stock. While the market price of our Common Stock may respond to developments regarding operating performance and prospects, expansion plans, and developments regarding our industry, we believe that the extreme volatility we experienced in recent periods reflects market and trading dynamics unrelated to our underlying business, our actual or expected operating performance, our financial condition, or macro or industry fundamentals, and we do not know if these dynamics will continue or how long they will last. Under these circumstances, we caution you against investing in our Common Stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Future sales and issuances of our Common Stock or rights to purchase Common Stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations. To raise capital, we may sell substantial amounts of Common Stock or securities convertible into or exchangeable for Common Stock in one or more transactions at prices and in a manner, we determine from time to time. These future issuances of Common Stock or Common Stock-related securities, together with the exercise of outstanding options or warrants, and any additional shares that may be issued in connection with acquisitions or licenses, if any, may result in material dilution to our investors. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences, and privileges senior to those of holders of our Common Stock. Pursuant to our equity incentive plans, our Compensation Committee is authorized to grant equity-based incentive awards to our employees, non-employee directors and consultants. Future grants of RSUs, options and other equity awards and issuances of Common Stock under our equity incentive plans will result in dilution and may have an adverse effect on the market price of our Common Stock.

We have never paid dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, the requirements and contractual restrictions of then-existing debt instruments, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our Common Stock will be the sole source of gain for the foreseeable future.

We are not current on foreign income and franchise tax returns, reports and declarations in certain jurisdictions, which could cause the Company to incur fines or penalties.

The company is not current in certain foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject due to winding down of certain operations, (ii) has not paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations. and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

If we are unable to continue to satisfy the applicable continued listing requirements of Nasdaq, our Common Stock could be delisted, and we and our stockholders could face significant material adverse consequences.

In order to remain listed on Nasdaq, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

As of November 4, 2025, the Company has regained compliance with the Minimum Bid Price Requirement and the Annual Meeting Requirement. We cannot assure you that we will be able to continue to comply with the applicable listing standards. If we are not able to comply with applicable listing standards, our shares of Common Stock will be subject to delisting.

If Nasdaq delists our Common Stock from trading on its exchange for failure to meet comply with the Bid Price Rule, or any other listing standards, we and our stockholders could face significant material adverse consequences including, but not limited to:

●	a limited availability of market quotations for our securities;

●	a reduction in liquidity and market price of our Common Stock;

●	a reduction in the number of investors willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity financing;

●	a determination that our Common Stock is a “penny stock,” which will require brokers trading in our Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Common Stock;

●	a limited amount of analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds from the offering of the Common Stock under this prospectus supplement for general corporate purposes, including working capital, operating expenses, and capital expenditures, as described in the section of this prospectus supplement entitled “Use of Proceeds.” We will have broad discretion in the application of the net proceeds in the category of general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds, if any, will depend upon a number of factors, such as our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the sales agents after delivering a placement notice will fluctuate based on the market price of our Common Stock during the sales period and limits we set with the sales agents. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

The Common Stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no maximum sales price. Pursuant to the Sales Agreement, our board of directors, or a duly authorized executive committee thereof, may authorize, from time to time, a minimum sales price per share of our Common Stock sold in this offering, which will limit our ability to make sales if the price goes below that minimum. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We will need to raise substantial additional capital in the future to fund our operations and you may experience further dilution if we issue additional equity securities in future fundraising transactions.

We will need to raise substantial additional capital in the future to fund our operations. To raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Further, the exercise of outstanding stock options and warrants may result in further dilution of your investment.

USE OF PROCEEDS

We may issue and sell shares of Common Stock having aggregate sales proceeds of up to $11,702,826 from time to time, before deducting sales agent commissions and estimated expenses payable by us. The amount of proceeds from this offering will depend upon the number of shares of our Common Stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with Dawson James as a source of financing. We will retain broad discretion over the use of the net proceeds from the sale of the Common Stock offered by this prospectus supplement and the accompanying prospectus. We currently intend to use the net proceeds, if any, from the sale of the Common Stock offered hereby for general corporate purposes, including working capital, operating expenses, and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. We intend to invest the net proceeds to us from the sale of the Common Stock offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon a number of factors, including future earnings, our financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

DILUTION

If you purchase our Common Stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of our Common Stock immediately after this offering. Net tangible book value per share is determined by dividing the number of shares of Common Stock outstanding as of September 30, 2025 by our total tangible assets less total liabilities.

Our net tangible book value as of September 30, 2025 was approximately $(19.2) million, or $(0.83) per share, based on 23,178,116 of our Common Stock outstanding as of that date.*

After giving effect to the sale of 8,933,455 shares of Common Stock by us at an assumed offering price of $1.31 per share, the last reported sale price of our Common Stock on Nasdaq on December 1, 2025, for aggregate gross proceeds of $11,702,826, and after deducting the sales commissions and estimated expenses payable by us, our as adjusted net tangible book value as of December 1, 2025 would have been approximately ($7.49) million, or ($0.23) per share. This represents an immediate increase in net tangible book value of $0.59 per share to existing stockholders and an immediate decrease in net tangible book value of $1.54 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will change based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our Common Stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our Common Stock in the aggregate amount of $11,702,826 is sold at the assumed offering price of $1.31 per share, the last reported sale price of our Common Stock on Nasdaq on December 1, 2025. The shares sold in this offering, if any, will be sold from time to time at various prices.

Offering price per share	$1.31
Net tangible book value per share as of September 30, 2025	$(0.83)
Increase in net tangible book value per share attributable to this offering	$0.59
As adjusted net tangible book value per share after giving effect to this offering	$(0.23)
Decrease in net tangible book value per share to new investors in this offering	$(1.54)

The above table is based on 23,178,116 shares of Common Stock outstanding as of September 30, 2025, and excludes the following:

●	267,695 shares of Common Stock issuable in connection with the acquisition of Renovaro Cube as contingent consideration;

●	626,983 shares of Common Stock issuable upon the exercise of warrants at a weighted average exercise prices of $9.09 per share;

●	350,210 shares of Common Stock issuable upon the exercise of options at a weighted average exercise price of $7.21 per share.

* On July 7, 2025, the Company converted $16.1 million in convertible promissory notes into an aggregate of 5.36 million shares of Common Stock, based on the state $3.00 per share conversion price.

Unless otherwise indicated, all information in this prospectus reflects the Reverse Stock Split and assumes no issuance of the outstanding contingent consideration described above.

DESCRIPTION OF SECURITIES

In this offering, we are offering shares of our Common Stock.

Authorized Capital Stock

Our authorized capital stock consists of 350,000,000 shares of Common Stock, par value $0.0001 per share. As of the date of this prospectus, we had 23,430,653 shares of Common Stock outstanding.

Common Stock

Voting

For all matters submitted to a vote of stockholders, each holder of Common Stock is entitled to one vote for each share registered in his or her name on our books. Our Common Stock does not have cumulative voting rights. As a result, holders of a majority of our outstanding Common Stock can elect all of the directors who are up for election in a particular year.

Dividends

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, its capital requirements, general business conditions and other pertinent factors.

Liquidation and Dissolution

Each stockholder is entitled in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities, subject to the rights and preferences of the holders of any outstanding shares of any series of our preferred stock.

Other Rights and Restrictions

Holders of our Common Stock do not have preemptive or subscription rights, and they have no right to convert their Common Stock into any other securities. Our Common Stock is not subject to redemption by us. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of Preferred Stock which we may designate in the future. Our Certificate of Incorporation and our Bylaws do not restrict the ability of a holder of Common Stock to transfer his or her shares of Common Stock.

Market, Symbol and Transfer Agent

Our Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “LNAI”. The transfer agent and registrar for our Common Stock is Securities Transfer Corporation, and its address is 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Dawson James, pursuant to which we may issue and sell from time to time, shares of our Common Stock having an aggregate offering price of up to $11,702,826 through Dawson James as our sales agent. The Common Stock may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker. Dawson James may also sell the Common Stock by any other method permitted by law, including but not limited to in negotiated transactions with the Company’s prior written consent.

Dawson James will offer shares of our Common Stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Dawson James. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Dawson James will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares requested to be sold by us. We or Dawson James may suspend the offering of the shares of Common Stock being made through Dawson James under the SalesAgreement upon proper notice to the other party.

Settlement for sales of Common Stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Dawson James in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of our Common Stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Dawson James may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Dawson James in cash, upon each sale of shares of our Common Stock pursuant to the Sales Agreement, a commission of 3.0% of the gross proceeds from each sale of shares. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, sales commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse Dawson James for its out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000 in the aggregate, in addition to up to a maximum of $10,000 per year for due diligence update sessions conducted in connection with each such date the Company files its quarterly reports on Form 10-Q and annual report on Form 10-K, for Dawson James counsel’s fees and any incidental expenses to be reimbursed by us. We will report at least quarterly the number of shares of our Common Stock sold through Dawson James under the Sales Agreement, the net proceeds to us and the compensation paid by us to Dawson James in connection with the sales of shares of our Common Stock.

We have agreed in the Sales Agreement to provide indemnification and contribution to Dawson James against certain liabilities, including liabilities under the SecuritiesAct.

The offering of our shares of our Common Stock pursuant to the Sales Agreement will terminate upon the earlier of the sale of all of the shares of our Common Stock provided for in this prospectus supplement or termination of the SalesAgreement as permitted therein.

To the extent required by Regulation M, Dawson James will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Dawson James, and Dawson James may distribute this prospectus supplement and the accompanying prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference”.

Our Common Stock is listed on Nasdaq under the symbol “LNAI.”

Other than in the United States, no action has been taken by us or Dawson James that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction where any such offer or a solicitation is unlawful.

Other Relationships

Dawson James and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Dawson James and such affiliates have received, or may in the future receive, customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, Dawson James and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Dawson James or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for us by Dickinson Wright PLLC, Fort Lauderdale, FL. Dawson James is being represented in connection with this offering by Nelson Mullins Riley & Scarborough LLP, Raleigh, NC.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Sadler, Gibb & Associates, LLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933 with respect to the shares of Common Stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. This prospectus supplement does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules of the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus supplement or the accompanying prospectus, and any references to this website or any other website are inactive textual references only.

We also make available free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports, on our website at www.lunaibioworks.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

●	Annual Report on Form 10-K for the year ended June 30, 2025, filed September 29, 2025;

●	Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed November 14, 2025;

●

Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on July 9, 2025, July 14, 2025, July 25, 2025, August 6, 2025, August 26, 2025, September 5, 2025, September 24, 2025, October 16, 2025, October 30, 2025, November 3, 2025, November 6, 2025 and November 25, 2025; and

●	the description of securities set forth in the section titled “Description of Securities” in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, and any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement and the accompanying prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us or by writing to us at the following address and phone number:

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement and the accompanying prospectus (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing). Any such request should be directed to:

LUNAI BIOWORKS INC.

3400 Cottage Way, Suite G2

#32562, Sacramento, CA 95825

(424) 222-9301

You may also access these documents, free of charge on the SEC’s website at www.sec.gov. Our website address is www.lunaibioworks.com. Except for any documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus supplement or the accompanying prospectus.

 Up to $11,702,826

Common Stock

PROSPECTUS SUPPLEMENT

Lunai Bioworks, Inc.

December 2, 2025

PROSPECTUS

$200,000,000

Renovaro Inc.

Common Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, warrants, or a combination of these securities, or units, up to a total offering price of $200,000,000.

This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

The Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “RENB”. On October 29, 2024, the last reported sales price for our common stock was $0.51 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing of the securities on Nasdaq or any other securities market or exchange covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $111.9 million which was calculated based on 120,297,244 shares of outstanding common stock held by non-affiliates as of October 16, 2024, and a price per share of $0.93, the closing price of our common stock on October 16, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value of more than one-third of our public float in any 12-month period, so long as our public float is less than $75,000,000. As of the date of this prospectus, we have not offered and sold any shares of our common stock pursuant to General Instruction I.B.6 to Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 6, 2024

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $200,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

The terms “Renovaro”, the “Company,” “we,” “our,” or “us,” in this prospectus refer to Renovaro Inc. and its wholly-owned subsidiaries, unless the context suggests otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Use of Proceeds,” and elsewhere in this prospectus, as well as the documents incorporated by reference herein, including in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

Forward-looking statements include, but are not limited to, statements concerning:

●	Our ability to continue as a going concern and ability to raise additional capital;

●	Our continuous incurrence of losses as a pre-clinical-stage biotechnology company with no products that have achieved regulatory approval;

●	Our ability to generate revenue if we fail to develop marketable product;

●	Our dependence on substantial additional financing to support the research, development, licensing, manufacture, and marketing of product candidates and products, and the possibility that unforeseen operational costs will arise;

●	The dilutive effect on stockholders’ ownership interests of the Company raising capital through an equity issuance in connection with future equity financing or equity debt agreements;

●	Our dependence on the services of experts, including third parties to research and develop product candidates in cooperation with our employees and officers;

●	The difficulty or impossibility of predicting future clinical trial results and regulatory outcomes of our products based upon our pre-clinical or earlier clinical trial performance;

●	The application of heightened regulatory and commercial scrutiny to our AI-based technology, gene, cell, and immunotherapy products given their novel nature and concomitant potential for actual or perceived safety issues;

●	Our ability to compete in rapidly developing fields, and the potential impact to our financial condition, product marketability, and operational capacities of a competitor receiving regulatory approval before us, or a competitor developing more advanced or efficacious products;

●	Potential delays or total failures of third parties, such as universities, non-profits, and clinical research centers, to perform obligations on which our product research and development rely;

●	The impact on our competitive position, business operations, and financial condition of implementation of amended healthcare laws and regulations;

●	The dependence of certain of our pipelines on intellectual property licensed from licensors, and the severe adverse impact to our business operations of a disruption of one of our licensing relationships;

●	The potential monetary costs of defending our intellectual property rights in a dispute, and the possibility that an intellectual property dispute will not be settled in our favor;

●	The possibility that our patents and patent applications, even if unchallenged, will not sufficiently protect or provide exclusive use of our intellectual property, which could jeopardize our ability to commercialize our products and dissuade companies from subsequently collaborating with us;

●	The negative impact to our competitive position and the value of our technology of our failure to protect trade secrets through the use of non-disclosure and confidentiality agreements, or the unavailability of adequate recourse for breach of such agreements;

●	The fluctuation and volatility of the market price of our Common Stock due to its limited public market, and the possibility that these issues will compound and strain our stockholders’ ability to resell their Common Stock;

●	Our significant dependence on sophisticated management with highly technical expertise to oversee business operations, and our ability to attract and retain qualified personnel to sustain growth;

●	Our ability to adapt to future growth by training an expanding employee base and shifting away from reliance on third-party contractors;

●	The risk of liability arising from claims of environmental damage, personal injury, and property damages in connection with our research and development activities, including those that involve the use of hazardous materials;

●	The possibility that enforcement actions to suspend or severely restrict our business operations will be brought against the Company for our failure to comply with laws or regulations and the potential costs of defending against such actions; and

●	Our reliance on adequate maintenance of the security and integrity of our information technology systems to effectively operate our business.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among others, those factors referred to in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, which is incorporated by reference herein.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained in the prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of the Company, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus and our most recent consolidated financial statements and related notes.

Company Overview

Renovaro Inc. operates through two subsidiaries, Renovaro Biosciences and Renovaro Cube. Renovaro Cube refers to Renovaro Cube Intl. Ltd. and its wholly owned subsidiaries GediCube, B.V. and Grace Systems B.V., which were acquired on February 13, 2024.

Renovaro Biosciences Overview

Renovaro Biosciences is a biotechnology company intending, if the necessary funding is obtained, to develop advanced allogeneic cell and gene therapies to promote stronger immune system responses potentially for long-term or life-long cancer remission in some of the deadliest cancers, and potentially to treat or cure serious infectious diseases such as Human Immunodeficiency Virus (HIV) infections. As a result of our acquisition of GEDi Cube Intl on February 13, 2024, we have shifted the Company’s primary focus and resources to the development of the GEDi Cube Intl technologies.

Therapeutic Technologies

Renovaro Bioscience aims to train the immune system to allow a person to better fight diseases through allogeneic cell and/or gene therapy. Our vision is for a world with healthy longevity, and free from toxic chemotherapy, for those with cancer and other serious diseases. Renovaro Biosciences will seek to leverage general principles and advances in the knowledge of the immune response to engineer cells with enhanced attributes to promote the recognition and elimination of disease cells.

Allogeneic Cell Therapy

The strategic benefit of the allogeneic cell therapy technologies is to potentially allow for the manufacture of large, “off-the-shelf” banks of therapeutic cells that are readily available on demand by healthcare professionals, to potentially decrease the time between diagnosis and treatment.

In certain treatments (e.g., HIV and cancer), cells taken from healthy donors are engineered to introduce signaling molecules that are designed to enhance the ability of specific immune cells to recognize diseased cells, and to help recruit other cells that will destroy cancer or virus infected cells.

Gene Therapy

Renovaro Biosciences may also seek to explore various approaches for gene therapy design elements to potentially eliminate virus-infected or cancer cells by the modulation of the patient’s immune system. Upon injecting into the patients, these genetically engineered allogeneic cells have little to no risk of passing those modifications to the patient since they are terminally differentiated with locked functionality to activate the host immune system. Gene modified allogeneic cells are expected to be rejected naturally once they activate the patient’s immune system therefore will have a very short survival time.

Renovaro Biosciences Focus Areas:

Oncology:

RENB-DC11: Genetically modified Allogeneic Dendritic Cell Therapeutic Vaccine as Potential Product for Long-term Remission of Solid Tumors; specifically Pancreatic tumors

Allogeneic Cell Therapy Platform – Completed pre-IND, IND-enabling phase.

Based on learnings from our internal research, literature reviews of ongoing clinical development for solid tumors, and recent advances in immune modulation, we have designed an innovative therapeutic vaccination platform that could potentially be used to induce life-long remission from some of the deadliest solid tumors such as pancreatic, liver, triple negative breast and head & neck cancers.

The platform may one day enable broad immune enhancements that are combined with cancer specific antigens that could be applicable to a wide range of solid tumors. This approach allows us to quickly adapt our approach to any patient solid tumor using the same banked allogenic drug substance.

RENB-DC20: Genetically modified Allogeneic Dendritic Cell Therapeutic Vaccine as Potential Treatment Product for Long-term Remission of Triple Negative Breast Cancer

Triple Negative Breast Cancer (TNBC) is a subtype of breast cancer that is negative for estrogens receptor (ER) negative, progesterone receptor (PR) negative and human epidermal growth factor receptor 2 (HER2). TNBC is characterized by its unique molecular profile, aggressive nature, and distinct metastatic patterns that lack targeted therapies. TNBC is well known for its aggressive behavior and is characterized by onset at a younger age, high mean tumor size, and higher-grade tumors.

Based upon our internal research, literature reviews of ongoing clinical development for solid tumors, and recent advances in immune modulation, we believe we may have the ability to design an innovative therapeutic vaccination platform that could potentially be used to treat some of the deadliest and hard-to-treat solid tumors that include triple negative breast cancer.

Infectious Diseases:

RENB-HV12: Genetically Modified Allogeneic Dendritic Cell Therapeutic Vaccine as Potential Treatment Product for Long-term Remission of HIV; A Chronic Infectious Disease

The oncology therapeutic vaccine technology could potentially be adapted to target infectious disease antigens and be a viable therapeutic approach in difficult to treat chronic infectious diseases. As described above, the engineered allogenic dendritic cell drug substance is thought to be able to be loaded with various cancer antigens for specific solid tumors but could or may be loaded with infectious disease antigens to elicit a more robust immune response to viruses and other difficult to treat infections.

Renovaro Cube Overview

Renovaro Cube is an AI-driven healthcare technology company focusing on the earliest possible detection of cancer and its recurrence. Renovaro Cube has developed a proprietary AI platform that analyzes genetics using Explainable AI (as defined below) to provide earlier and more accurate cancer diagnosis. This platform uses a multi-omics approach to search for individual biomarkers that are present even in asymptomatic patients. This approach is combined with differential molecular capabilities that are designed to identify, differentiate and pinpoint the exact source. Renovaro Cube’s process also involves the mining of biomarker panels, which are integrated into a machine learning library referred to as “RenovaroCube” to further enhance diagnosis.

Renovaro Cube also aims to utilize its proprietary AI platform in the development of commercial products to support clinical, research and pharmaceutical organizations that are trying to improve patient care through precision diagnosis, prediction of success of therapy, new drug discovery, treatment protocols or clinical trials. Specifically, Renovaro Cube is focused on developing products and services aimed at (i) early cancer characterization, (ii) personalized treatment selection, (iii) prediction and tracking response to therapies, (iv) recurrence detection and efficacy monitoring, and (v) ultimately, drug discovery.

Renovaro Cube was initially incorporated as Grace Systems B.V. (“Grace Systems”) in 2013 under the laws of the Netherlands to develop unique data mining algorithms to enable banking, finance and government entities to extract business insights from data. Grace Systems began applying its algorithms to biological data in 2018 to uncover cancer-associated patterns. Beginning in 2018, Grace Systems pivoted its platform to focus only on healthcare. Renovaro Cube has focused on developing its AI technology for early cancer detection.

Renovaro Cube has now focused on commercialization of its AI technology. Renovaro Cube believes that it has developed a unique approach to the early detection and diagnosis of cancer and its recurrence and, in time, other rare diseases through the systematic analysis of data using AI technologies, data mining procedures and algorithms for health technology.

Renovaro Cube’s technology has been trained on complex heterogeneous cancer data and appears to find patterns associated with cancer in public and private data resources. With the help of Renovaro Cube’s algorithms, discovered patterns may be translated into biomarkers that can be used in a clinical setting to target various aspects of cancer diagnosis and treatment.

Renovaro Cube’s Strategy

Renovaro Cube’s product development focuses on four core areas:

●	Early Detection. Multi-cancer early detection (“MCED”) blood tests are advanced diagnostic tools that analyze cell-derived molecules present in the bloodstream. These tests specifically look for abnormal genetic, epigenetic or proteomic patterns of these cell-derived molecules, which can indicate the presence of cancer cells. By examining the molecules shed from various cells, including cancer cells, MCED tests aim to detect cancer at an early stage. This approach holds promise for improving cancer detection and potentially saving lives.

●	Recurrence of cancer. A recurrence refers to the return of cancer after a period of remission. A cancer recurrence happens because, in spite of the efforts to kill the cancer, some cells may remain, which grow and eventually cause symptoms. In rare instances, a patient may develop a new cancer that’s completely unrelated to the originally diagnosed cancer, which is referred to as a second primary cancer. An early warning system could help to identify a recurrence as early as possible, thereby helping to accelerate any treatment and diagnosis. The different types of recurrence include:

o	Local recurrence, meaning that the cancer has returned in the same place it first started;

o	Regional recurrence, meaning that the cancer has returned to the lymph nodes near the place it first started; and

o	Distant recurrence, meaning the cancer has returned in another part of the body.

●	Response to treatment. At Renovaro Cube we aim to develop a new array of diagnostic products that can accurately identify patients that are going to respond or fail to a certain drug. In highly toxic therapies it will not only increase survival, but it will also reduce unnecessary exposure to chemotherapy. Furthermore, the costs for cancer drugs are usually very high. Providing the right therapy to the right patient will therefore significantly reduce the costs of medicine in cancer.

●	Clinical trials. Clinical trials involve a type of research that studies new tests and treatments and evaluates their effects on human health outcomes. People volunteer to take part in clinical trials to test medical interventions including drugs, cells and other biological products, surgical procedures, radiological procedures, devices, behavioral treatments and preventive care. Clinical trials are carefully designed, reviewed and completed, and need to be approved before they can start.

Corporate Information

We are incorporated under the laws of Delaware. Our principal executive offices are located at 2080 Century Park East, Suite 906, Los Angeles, California 90067. Our telephone number is (305) 918-1980. Our website address is www.renovarogroup.com. The references to our website in this prospectus are inactive textual references only. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for working capital and general corporate purposes. Our expected use of proceeds from the sale of the securities offered hereby represents our current intentions based on our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of the securities offered hereby or the amounts that we will actually spend on the uses set forth above.

When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our articles of incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our articles of incorporation and our bylaws.

Common Stock

We are authorized to issue 350,000,000 shares of common stock, $0.0001 par value per share. As of October 27, 2024, there were 161,717,342 shares of common stock issued and outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Voting -- Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Dividends -- Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our Company, its capital requirements, general business conditions and other pertinent factors.

Liquidation Rights -- Each stockholder is entitled in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities, subject to the rights and preferences of the holders of any outstanding shares of any series of our preferred stock.

Other Matters -- Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption rights or sinking fund provisions with respect to the common stock. All of the issued and outstanding shares of common stock on the date of this report are validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent for our common stock is Securities Transfer Corporation. The transfer agent’s address is 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “RENB”.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with any common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock, the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

 Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934 (the “Exchange Act”). Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our public float in any 12-calendar month period so long as our public float remains below $75,000,000.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by K&L Gates LLP, Miami, Florida.

EXPERTS

The consolidated financial statements of Renovaro Inc. as of June 30, 2024 and 2023, and for each of the years then ended, incorporated in this prospectus by reference and included in our Annual Report on Form 10-K for the year ended June 30, 2024 have been audited by Sadler, Gibb & Associates LLC, an independent registered public accounting firm. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as may be amended. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.renovarogroup.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, which were filed with the SEC on October 10, 2024 and the amendment thereto on Form 10-K/A for the fiscal year ended June 30, 2024, filed on October 28, 2024;

●	our Current Report on Form 8-K filed with the SEC on October 16, 2024 and the amendment thereto on Form 8-K/A filed on October 29, 2024;

●	the description of our common stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended June 30, 2020, filed with the SEC on September 23, 2020, which updated the description contained in our Registration Statement on Form 8-A (File No. 001-38758); and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing to, or calling us, at: Renovaro Inc., 2080 Century Park East, Suite 906, Los Angeles, CA 90067, Attention: Chief Executive Officer, telephone number (305) 918-1980.

$200,000,000

Common Stock

Warrants

Units

RENOVARO INC.

Prospectus

November 6, 2024